EXHIBIT 23.1

                         CONSENT OF INDEPENDENT ACCOUNTANTS
                         ----------------------------------

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 17, 1997, except as to Note 13 which is as of June 26, 1997, which appear on pages F-2 and F-3 of Network Solutions, Inc.'s Prospectus dated September 26, 1997. We also consent to the reference to us under the heading "Interests of Named Experts and Counsel" in this Registration Statement.


PRICE WATERHOUSE LLP


Falls Church, VA
December 31, 1997